UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2017 (May 10, 2017)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture relating to the New Notes

General

On May 10, 2017, in connection with the consummation of the previously announced private exchange offers (the “Exchange Offers”) and pursuant to the previously announced Investor Purchase Agreement, dated as of March 31, 2017, among Affinion Group Holdings, Inc. (“Affinion Holdings”), Affinion Group, Inc. (“Affinion Group”), Affinion Investments, LLC (“Affinion Investments”) and certain investors party thereto (the “Investors”) (such agreement, the “Investor Purchase Agreement”), Affinion Group issued $532,616,637 aggregate principal amount of Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “New Notes”), of which (a) $295,338,212 aggregate principal amount of New Notes were issued to holders (including certain of the Investors) whose Existing Notes (as defined below) were accepted for exchange in the Exchange Offers and (b) $237,278,425 aggregate principal amount of New Notes were issued to the Investors in connection with the Investor Purchase Agreement.

The New Notes are governed by the terms of the indenture, dated as of May 10, 2017 (the “New Notes Indenture”), among Affinion Group, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The New Notes are unsecured senior obligations of Affinion Group, as issuer, and of the Guarantors, as guarantors. The New Notes are guaranteed by each of Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group’s restricted subsidiaries that guarantee the New Credit Facility (as defined below). The New Notes will mature on November 10, 2022.

The New Notes bear interest at the rate per annum as follows:

For any interest payment period ending on or prior to the date that is the 18 month anniversary of the settlement date of the Exchange Offers (the “Settlement Date”), Affinion Group may, at its option, elect to pay interest on the New Notes (1) entirely in cash (“Cash Interest”) at a rate per annum of 12.50% or (2) entirely by increasing the principal amount of the outstanding New Notes or by issuing PIK notes (“PIK Interest”) at a rate per annum of 14.00%, provided that interest for the first interest period commencing on the Settlement Date shall be payable entirely in PIK Interest.

For any interest payment period ending after the date that is the 18 month anniversary of the Settlement Date, (i) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio (as defined in the New Notes Indenture) would be less than or equal to 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio (as defined in the New Notes Indenture) would be greater than or equal to 1.375 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, and Affinion Group’s Average Liquidity (as defined in the New Notes Indenture) less the amount of the anticipated cash interest payment is equal to or greater than $80.0 million as of the record date for such interest payment, then Affinion Group shall be required to pay interest on the New Notes for such interest period entirely in Cash Interest at a rate per annum of 12.50%, (ii) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio would be less than or equal to 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio would be greater than or equal to 1.250 to 1.000 but less than 1.375 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, and Affinion Group’s Average Liquidity less the amount of the anticipated cash interest payment is equal to or greater than $80.0 million as of the record date for such interest payment, then Affinion Group shall be required to pay interest on the New Notes for such interest period as a combination (“Combined Interest”) of Cash Interest at a rate per annum of 6.50% and PIK Interest at a rate per annum of 7.50% and (iii) if immediately after giving effect to such interest payment, on a pro forma basis, Affinion Group’s Senior Secured Leverage Ratio would be greater than 4.375 to 1.000, Affinion Group’s Consolidated Fixed Charge Coverage Ratio would be less than 1.250 to 1.000, in each case, as of the last day of the most recently completed fiscal quarter of Affinion Group immediately preceding the scheduled interest payment date for which internal financial statements are available, or Affinion Group’s Average Liquidity less the amount of the anticipated cash interest payment is less than $80.0 million as of the record date for such interest payment, then Affinion Group may elect to pay interest on the New Notes for such interest period as PIK Interest at a rate per annum of: (x) 14.75% for any interest payment period ending on or prior to the date that is the 30 month anniversary of the Settlement Date or (y) 15.50% for any interest payment period ending after the date that is the 30 month anniversary of the Settlement Date; provided that, for the avoidance of doubt, if the aforementioned ratios are satisfied and require Affinion Group to either pay Cash Interest or Combined Interest for any interest period, as applicable, any restriction in any Credit Agreement (as defined in the New Notes Indenture) on the payment of such interest shall not relieve Affinion Group of such obligation to pay Cash Interest or Combined Interest, as applicable, for such interest period and Affinion Group shall take all such actions as may be required in order to permit such payment of Cash Interest or Combined Interest, as applicable, for such interest period under any Credit Agreement (including, without limitation, any required repayment of outstanding borrowings under the revolving facility under any Credit Agreement).

Interest on the New Notes is payable semi-annually in arrears on May 10 and November 10 of each year, commencing on November 10, 2017, and will accrue from May 10, 2017.

The New Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the New Notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Covenants

The New Notes Indenture contains negative covenants and also contains customary events of default. The New Notes Indenture contains negative covenants that, among other things, limit the ability of Affinion Group and its restricted subsidiaries to (i) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock; (ii) pay dividends or make distributions; (iii) repurchase or redeem capital stock of Affinion Group or any parent of Affinion Group or subordinated indebtedness of Affinion Group or any restricted subsidiary of Affinion Group; (iv) make investments or acquisitions; (v) incur restrictions on the ability of certain of Affinion Group’s subsidiaries to pay dividends or to make other payments to Affinion Group; (vi) enter into transactions with affiliates; (vii) create liens; (viii) merge or consolidate with other companies or transfer all or substantially all of Affinion Group’s assets; (ix) transfer or sell assets, including capital stock of subsidiaries and (x) prepay, redeem or repurchase debt that is junior in right of payment to the New Notes.

These covenants are subject to a number of important exceptions and qualifications. In addition, the New Notes Indenture contains negative covenants that restrict Affinion Holdings’ ability to engage in certain businesses or business activities. Affinion Group is not required to deliver any separate reports to holders or financial statements or other information of Affinion Group and its restricted subsidiaries as long as Affinion Holdings is a guarantor of the New Notes and files such reports with the Securities and Exchange Commission (the “SEC”).

Optional Redemption/Offers to Purchase for Specified Events

On or after May 10, 2020, the New Notes are redeemable at the option of Affinion Group, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on May 10 of the years set forth below:

Period	Redemption Price
2020	106.250%
2021	103.125%
2022 and thereafter	100.000%

Affinion Group may also redeem, at its option, some or all of the New Notes prior to May 10, 2020 at 100% of their principal amount, together with any accrued and unpaid interest, plus a “make-whole” premium (T+50).

At any time, upon a Change of Control (as defined in the New Notes Indenture), (i) all (but not less than all) of the New Notes are redeemable at the option of Affinion Group, and (ii) if not so redeemed by Affinion Group, holders will have the right to require Affinion Group to make an offer to purchase the holders’ New Notes, in each case at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below:

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

At any time, (i) the New Notes are redeemable at the option of Affinion Group with the net cash proceeds from certain asset dispositions, and (ii) if not so redeemed by Affinion Group and certain thresholds for net cash proceeds are met, Affinion Group will be required to use the net cash proceeds from those asset dispositions to make an offer to purchase the New Notes, in each case at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below, if (in the case of the offer to purchase) such net cash proceeds are not otherwise used within 365 days:

•	to repay (x) secured indebtedness, including indebtedness under the New Credit Facility (with a corresponding permanent reduction in commitment, if applicable), to the extent required by the New Credit Facility, or (y) other pari passu indebtedness (provided, that if Affinion Group shall reduce obligations under pari passu indebtedness that does not constitute secured indebtedness, Affinion Group will equally and ratably reduce obligations under the New Notes); or

•	to invest or commit to invest in one or more businesses, assets, property or capital expenditures used or useful in a similar business or that replace the properties and assets that are the subject of the asset sale.

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

In addition, at any time, (i) the New Notes are redeemable at the option of Affinion Group, and (ii) if not so redeemed by Affinion Group, holders will have the right to require Affinion Group to make an offer to purchase the holders’ New Notes, in each case with the net cash proceeds raised by Affinion Holdings or Affinion Group in certain equity offerings, at the following prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the date of redemption or purchase, if redeemed or purchased during the periods set forth below, if (in the case of the holders’ put right only) such net cash proceeds are not otherwise used within 180 days:

•	to repay (x) indebtedness of Affinion Group under the New Credit Facility (with a corresponding permanent reduction in commitment, if applicable, other than indebtedness owed to Affinion Group), to the extent required by the New Credit Facility or (y) pari passu indebtedness (provided, that if Affinion Group shall reduce obligations under pari passu indebtedness that does not constitute secured indebtedness, Affinion Group will equally and ratably reduce obligations under the New Notes); or

•	to invest or commit to invest in one or more businesses, assets or capital expenditures used or useful in a similar business.

Period	Price
Settlement Date to November 9, 2017	116.00%
November 10, 2017 to May 9, 2018	108.00%
May 10, 2018 to May 9, 2019	102.00%
May 10, 2019 to May 9, 2022	101.00%
May 10, 2022 and thereafter	100.00%

The foregoing description of the New Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the New Notes Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

New Credit Facility

On May 10, 2017, Affinion Group entered into a new senior secured credit facility (the “New Credit Facility”) among Affinion Holdings, Affinion Group, as borrower, the lenders party thereto from time to time, HPS Investment Partners, LLC, as administrative agent and collateral agent for the lenders, and HPS Investment Partners, LLC, as lead arranger, syndication agent, documentation agent and bookrunner. Affinion Group used the proceeds of the New Credit Facility to (i) refinance its existing credit facility (the “Credit Agreement Refinancing”), (ii) redeem all of the outstanding 7.5% Cash/PIK Senior Notes due 2018 of Affinion International Holdings Limited (the “International Notes”) and discharge the indenture governing the International Notes (the “International Note Redemption”), (iii) pay costs and expenses in connection with the New Credit Facility, the Credit Agreement Refinancing, International Note Redemption and the Exchange Offers and (iv) for other general corporate purposes.

The New Credit Facility matures on May 10, 2022 and consists of a $110 million revolving credit facility, which will reduce to $80 million on May 10, 2018, and a $1.34 billion term loan facility.

Scheduled Amortization Payments and Mandatory Prepayments

The term loan facility provides for quarterly amortization payments totaling (i) for the first 2 years following the closing date, 1% per annum, (ii) for the third year following the closing date, 2.5% per annum and (iii) for each year thereafter 5% per annum, in each case, payable quarterly, with the balance payable upon the final maturity date. The amounts of the quarterly amortization payments will be reduced by certain prepayments.

In addition, the New Credit Facility requires Affinion Group to prepay outstanding term loans with:

•	100% of the net cash proceeds of asset sales and dispositions in excess of an amount per transaction and in the aggregate per year, subject, in certain cases, to the ability to reinvest such net cash proceeds; provided that the net cash proceeds of certain asset sales and dispositions will be required to prepay outstanding term loans without reinvestment rights and subject to (i) a make-whole premium on or prior to the first anniversary of the closing date, and (ii) a prepayment premium at a price reflected as a percentage of the principal amount of (x) 103% after the first anniversary but on or prior to the second anniversary of the closing date, (y) 101% after the second anniversary but on or prior to the third anniversary of the closing date and (z) 100% thereafter;

•	100% of the net cash proceeds from any insurance or condemnation event, subject to customary reinvestment provisions;

•	100% of the net cash proceeds from extraordinary and non-recurring cash receipts in excess of an amount per receipt;

•	50% of Affinion Group’s excess cash flow beginning with the fiscal year ending December 31, 2017 (reducing to 25% if Affinion Group’s senior secured leverage ratio is less than or equal to 3.5:1.0 and to 0% if Affinion Group’s senior secured leverage ratio is less than or equal to 2.5:1.0); and

•	100% of the net cash proceeds received from issuances of debt, subject to certain exclusions including certain debt permitted to be incurred under the New Credit Facility.

Voluntary Prepayments and Reduction and Termination of Commitments

The terms of the New Credit Facility allow Affinion Group to permanently reduce the revolving loan commitments under the New Credit Facility at any time without premium or penalty, subject to the payment of customary LIBOR breakage costs, if any, and provided that the commitments may not be reduced below the aggregate outstanding amount of revolving loans and letters of credit. In addition, Affinion Group is able to terminate the New Credit Facility upon prior written notice, and, in some cases, be able to revoke such notice. The revolving loan commitments will reduce to $80 million on the one year anniversary of the closing date. Upon termination, Affinion Group will be required to repay all obligations outstanding under the New Credit Facility and to satisfy all outstanding letter of credit obligations. Voluntary prepayments of terms loans are subject to (i) a make-whole premium for prepayments on or prior to the second anniversary of the closing date, and (ii) a prepayment premium at a price reflected as a percentage of the principal amount of (x) 103% after the second anniversary but on or prior to the third anniversary of the closing date and (y) 101% after the third anniversary of the closing date (the “Prepayment Premium”).

Interest and Applicable Margins

Interest rates with respect to term loans and revolving loans under the New Credit Facility are based on, at Affinion Group’s option, (x) the higher of (i) adjusted LIBOR and (ii) 1.00%, in each case plus 7.75%, or (y) the highest of (i) the prime rate, (ii) the Federal Funds Effective Rate plus 0.5% and (iii) 2.00% (“ABR”), in each case plus 6.75%.

Additionally, if any amount payable under the New Credit Facility is not paid when due, (i) all overdue amounts owing under the New Credit Facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0% or at the ABR plus the applicable margin plus an additional 2.0% if no rate is otherwise applicable thereto and (ii) all other principal amounts outstanding under the New Credit Facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Affinion Group has the option of requesting that loans be made as LIBOR loans, converting any part of outstanding ABR loans (other than swingline loans) to LIBOR loans and converting any outstanding LIBOR loan to an ABR loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, interest will be payable in arrears at the end of each applicable interest period, but in any event at least every three (3) months. With respect to ABR loans, interest will be payable on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year (or 365 or 366 days, as the case may be, in the case of loans based on the agent’s prime ABR rate, and loans in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year) and actual days elapsed.

Guarantees and Collateral

Affinion Group’s obligations under the New Credit Facility are guaranteed by Affinion Holdings and by each of Affinion Group’s existing and subsequently acquired or organized domestic subsidiaries, subject to certain exceptions, and certain existing and subsequently acquired foreign subsidiaries, subject to certain exceptions.

The New Credit Facility is secured to the extent legally permissible by substantially all the assets of (i) Affinion Holdings, which consists of a perfected first-priority pledge of all Affinion Group’s capital stock and (ii) Affinion Group and the subsidiary guarantors, including but not limited to: (a) a first-priority pledge of substantially all capital stock held by Affinion Group or any subsidiary guarantor (which pledge, with respect to stock of certain foreign subsidiaries, may be limited to 100% of the non-voting stock (if any) of such foreign subsidiaries and 65% of the voting stock of such foreign subsidiaries) and (b) perfected first-priority security interests in substantially all tangible and intangible assets of Affinion Group and each subsidiary guarantor, subject to certain exceptions.

Covenants

The New Credit Facility contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the New Credit Facility include, among other things, limitations (all of which are subject to certain exceptions) on Affinion Group’s and its restricted subsidiaries’ (and in certain cases, Affinion Holdings’) ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase Affinion Group’s or such restricted subsidiary’s capital stock;

•	prepay, redeem or repurchase certain of Affinion Group’s or such restricted subsidiary’s junior indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify the terms of subordinated debt (and certain senior unsecured debt);

•	enter into agreements that would restrict the ability of Affinion Group’s subsidiaries to pay dividends;

•	change Affinion Group’s or such restricted subsidiary’s business or the business of its subsidiaries;

•	merge or enter into acquisitions;

•	sell Affinion Group’s or such restricted subsidiary’s assets; and

•	enter into transactions with Affinion Group’s affiliates.

In addition, the New Credit Facility requires Affinion Group to comply with (x) a maximum ratio of senior secured debt to EBITDA (as defined in the New Credit Facility) and (y) a minimum ratio of EBITDA (as defined in the New Credit Facility) to consolidated fixed charges.

The New Credit Facility includes a covenant to redeem the Existing Notes (as defined below) on or prior to the 90th day following the consummation of the Exchange Offers (the “Termination Date”). If we do not redeem such Existing Notes on or prior to the Termination Date, it would be a default under the New Credit Facility.

Events of Default

Events of default under the New Credit Facility include, among others, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the New Credit Facility) and cross-events of defaults and acceleration on material indebtedness. Upon the occurrence of an event of default and the acceleration of the term loans (including, without limitation, automatic acceleration), the Prepayment Premium will be due and payable; provided that, if such event of default is due to a change of control, the amount payable will be (i) a make-whole premium on or prior to the first anniversary of the closing date, and (ii) a prepayment premium at a price reflected as a percentage of the principal amount of (x) 103% after the first anniversary but on or prior to the second anniversary of the closing date, (y) 101% after the second anniversary but on or prior to the third anniversary of the closing date and (z) 100% thereafter.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Nominating Agreements

On May 10, 2017, Affinion Holdings entered into separate nominating agreements (the “Nominating Agreements”) with affiliates of Elliott Management Corporation (“Elliott”) and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC (“ICG”), pursuant to which such investors have the right to nominate one director for election to the Board of Directors of Affinion Holdings subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock, par value $0.01 per share, of Affinion Holdings (the “Common Stock”) and a second director subject to the investor, together with its affiliates, holding at least 16% of the outstanding Common Stock (in each case, including derivative securities on an as-converted or as-exercised basis).

In addition, the Nominating Agreement with Elliott contains a provision that prohibits Affinion Holdings from acting upon the vote of stockholders (other than a vote for the election of directors or a vote to adjourn a meeting of stockholders) without either (i) the written consent of Elliott or (ii) the affirmative approval of the holders of a majority of the outstanding shares of Common Stock, assuming that Elliott has exercised all New Warrants (as defined below) held of record by it prior to the record date of such vote.

As a result of subsequent changes in ownership of equity securities since they were originally executed, including the transfer by Third Avenue Focused Credit Fund of its equity securities in Affinion Holdings to ICG, the existing nominating agreements have terminated in accordance with their terms and are of no further force and effect.

While neither Elliott nor ICG has completed the process for nominating candidates pursuant to their respective Nominating Agreements as of the date hereof, in contemplation of permitting the Elliott and ICG nominees to serve as Class II and Class III Directors on Affinion Holdings’ board of directors, Affinion Holdings has restructured its board, effective as of May 10, 2017, such that Mr. Skip Victor, who was formally a Class I Director, is now a Class III Director and Mr. Rick P. Frier, who was formally a Class III Director, is now a Class I Director. In addition, with the increase in the size of the board of directors from six (6) to seven (7) members, as a result of the effectiveness of Amendment No. 2, dated as of March 31, 2017, to the Shareholders Agreement, dated as of November 9, 2015, by and among Affinion Holdings and the stockholders party thereto, as of the date hereof, the Affinion Holdings board of directors is divided into two Class I Directors, two Class II Directors and three Class III Directors.

The foregoing description of the Nominating Agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the Nominating Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Agreement; New Warrants

In connection with the Exchange Offers and the Investor Purchase Agreement, on May 10, 2017, Affinion Holdings entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), setting forth the terms of the warrants (the “New Warrants”) to purchase shares of Common Stock. Pursuant to the terms of the Warrant Agreement, the New Warrants are immediately exercisable upon issuance and will terminate on the earlier to occur of (i) November 10, 2022 and (ii) five business days following the consummation of a sale of Affinion Holdings or other similar fundamental transaction. Each New Warrant is exercisable for one share of Common Stock at a price equal to $0.01.

New Warrants will not be exercisable if the recipient of the Common Stock to be issued upon exercise has failed to obtain any required consents or waivers from, or failed to file any required notices with, any applicable governmental agency, including the Commissioner of Insurance of the State of North Dakota and the U.K. Financial Conduct Authority.

The New Warrants contain customary provisions for the adjustment of the number of shares of Common Stock issuable upon exercise in the event of the occurrence of any organic dilutive (or anti-dilutive) events, including, but not limited to, splits, combinations, stock dividends and similar transactions, as well as in the event of dividends or distributions in respect of Common Stock to the extent that holders of New Warrants are not permitted to participate on an as-exercised basis. The New Warrants will automatically adjust such that following the consummation of certain purchases of New Notes and New Warrants by Investors made pursuant to the Investor Purchase Agreement and the previously disclosed pre-emptive rights offer (the “Pre-Emptive Rights Offer”) to be conducted by Affinion Holdings, the New Warrants offered in the Exchange Offers and pursuant to the Investor Purchase Agreement (excluding the New Warrants to be issued in respect of the funding premium) will represent approximately 15% of the fully diluted ownership of Affinion Holdings after giving effect to issuances pursuant to the Exchange Offers, the Investor Purchase Agreement and the Pre-Emptive Rights Offer, but without giving effect to options and restricted stock units granted under Affinion Holdings’ management compensation and incentive plans. Similarly, the New Warrants offered pursuant to the Investor Purchase Agreement will automatically adjust to account for any dilutive impact resulting from the consummation of the Pre-Emptive Rights Offer.

Neither the New Warrants, nor the Common Stock issuable upon the exercise thereof, are registered securities, and therefore are subject to restrictions on transfers under securities laws.

Holders of exercisable New Warrants will be entitled to participate in dividends on an as-exercised basis. Holders will not be entitled to any other rights of holders of Common Stock until, and to the extent, they have validly exercised their New Warrants. Upon exercise, such holders will be entitled to execute joinders to the existing Shareholders Agreement, dated as of November 9, 2015, by and among Affinion Holdings and the stockholders from time to time party thereto and the previously disclosed Amended and Restated Registration Rights Agreement, dated as of March 31, 2017, and effective as of May 10, 2017.

As a result of the Exchange Offers and the Investor Purchase Agreement, as of May 10, 2017, Affinion Holdings issued New Warrants to purchase 3,974,581 shares of Common Stock, in the aggregate, of which (a) New Warrants to purchase 1,172,747 shares of Common Stock were issued to holders (including certain of the Investors) whose Existing Notes (as defined below) were accepted for exchange in the Exchange Offers and (b) New Warrants to purchase 2,801,834 shares of Common Stock were issued in connection with the Investor Purchase Agreement and the funding and commitment premiums under the Investor Purchase Agreement. The number of shares of Common Stock issuable upon the exercise of the New Warrants, as described herein, reflects the application of the anti-dilution protections of the New Warrants issued in the Exchange Offers and pursuant to the Investor Purchase Agreement (other than the New Warrants issued as part of the funding premium) that are triggered by the issuance of New Warrants as part of the funding premium.

Neither the New Warrants nor the Common Stock issuable upon the exercise thereof were registered under the Securities Act or any state or foreign securities laws, but were instead issued in reliance upon exemptions from the registration requirements of the Securities Act. As a result, neither the New Warrants nor the shares of Common Stock issuable upon the exercise thereof may be offered or sold within the United States, or to, or for the account or benefit of, any United States person absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Credit Agreement

On May 10, 2017, the net proceeds received by Affinion Group from the New Credit Facility described in Item 1.01 above were used to, among other things, repay the Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, supplemented, waived or otherwise modified from time to time), among Affinion Holdings, Affinion Group, as borrower, the lenders party thereto from time to time and Deutsche Bank AG New York Branch (as successor to Deutsche Bank Trust Company Americas), in its capacity as administrative agent and as collateral agent.

Satisfaction and Discharge of Indentures

International Notes Indenture

On May 10, 2017, Affinion International Holdings Limited (“Affinion International”) provided notice to Wilmington Trust, National Association, as trustee (in such capacity, the “International Notes Trustee”), pursuant to the Indenture, dated as of November 9, 2015, by and among Affinion International, the guarantors party thereto and the International Notes Trustee (as amended, supplemented or otherwise modified from time to time, the “International Notes Indenture”), that Affinion International had elected to redeem all of its outstanding 7.5% Cash/PIK Senior Notes due 2018 issued under the International Notes Indenture (the “International Notes”) on June 9, 2017 (the “International Notes Redemption Date’) at a redemption price of 100% of the principal amount of the International Notes, plus accrued and unpaid interest to, but not including, the International Notes Redemption Date (the “International Notes Full Redemption”). On May 10, 2017, Affinion International and the International Notes Trustee entered into a Satisfaction and Discharge Agreement whereby Affinion International caused to be irrevocably deposited with the International Notes Trustee, to satisfy and to discharge Affinion International’s obligations under the International Notes Indenture, proceeds from the New Credit Facility described in Item 1.01 above in an amount sufficient to effect the International Notes Full Redemption on the International Notes Redemption Date.

Existing AGI Notes Indenture

On May 10, 2017, Affinion Group provided notice to Wells Fargo Bank, National Association, as trustee (in such capacity, the “Existing AGI Notes Trustee”), pursuant to the Indenture, dated as of November 19, 2010, by and among Affinion Group, the guarantors party thereto and the Existing AGI Notes Trustee (as amended, supplemented or otherwise modified from time to time, the “Existing AGI Notes Indenture”), that Affinion Group had elected to redeem all of its 7.875% Senior Notes due 2018 outstanding following the consummation of the Exchange Offers issued under the Existing AGI Notes Indenture (the “Existing AGI Notes”) on May 15, 2017 (the “Existing AGI Notes Redemption Date’) at a redemption price of 100% of the principal amount of the Existing AGI Notes, plus accrued and unpaid interest to, but not including, the Existing AGI Notes Redemption Date (the “Existing AGI Notes Full Redemption”). On May 10, 2017, Affinion Group and the Existing AGI Notes Trustee entered into a Satisfaction and Discharge Agreement whereby Affinion Group caused to be irrevocably deposited with the Existing AGI Notes Trustee, to satisfy and to discharge Affinion Group’s obligations under the Existing AGI Notes Indenture, proceeds from the Investor Purchase Agreement in an amount sufficient to effect the Existing AGI Notes Full Redemption on the Existing AGI Notes Redemption Date.

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2017, Affinion Holdings issued a press release announcing the financial results for the first quarter ended March 31, 2017, for itself and selected financial information for its wholly-owned subsidiary, Affinion Group. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the issuance of the New Notes and entry into the New Credit Facility is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 8.01 is incorporated herein by reference into this Item 3.02.

Affinion Holdings issued the New Warrants in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. The New Warrants were offered and issued, only (a) in the United States, to holders of 7.875% Senior Notes due 2018 of Affinion Group, 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 of Affinion Holdings and 13.50% Senior Subordinated Notes due 2018 of Affinion Investments (collectively, the “Existing Notes”) or Investors party to the Investor Purchase Agreement who were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) outside the United States, to holders of Existing Notes who were not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act. The New Warrants were offered only to eligible holders who certified to Affinion Group, Affinion Holdings and Affinion Investments that they were eligible to participate in the Exchange Offers and Investors party to the Investor Purchase Agreement who represented to Affinion Group, Affinion Holdings and Affinion Investments that they were “qualified institutional buyers” or institutional “accredited investors.”

Item 8.01.	Other Events.

On May 10, 2017, Affinion Holdings issued a press release announcing the completion of the recapitalization transactions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit

4.1	Indenture, dated as of May 10, 2017, among Affinion Group, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

10.1	Credit Agreement, dated as of May 10, 2017, among Affinion Group Holdings, Inc., Affinion Group, Inc., as Borrower, the lenders party thereto, HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent and HPS Investment Partners, LLC, as Lead Arranger, Syndication Agent, Documentation Agent and Bookrunner.

10.2	Nominating Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and affiliates of Elliott Management Corporation.

10.3	Nominating Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC.

10.4	Warrant Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and American Stock Transfer & Trust Company, LLC

99.1	Press Release issued by Affinion Group Holdings, Inc. dated May 12, 2017.

99.2	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated May 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: May 12, 2017	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: May 12, 2017	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Indenture, dated as of May 10, 2017, among Affinion Group, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

10.1	Credit Agreement, dated as of May 10, 2017, among Affinion Group Holdings, Inc., Affinion Group, Inc., as Borrower, the lenders party thereto, HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent and HPS Investment Partners, LLC, as Lead Arranger, Syndication Agent, Documentation Agent and Bookrunner.

10.2	Nominating Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and affiliates of Elliott Management Corporation.

10.3	Nominating Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC.

10.4	Warrant Agreement, dated as of May 10, 2017, between Affinion Group Holdings, Inc. and American Stock Transfer & Trust Company, LLC

99.1	Press Release issued by Affinion Group Holdings, Inc. dated May 12, 2017.

99.2	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated May 10, 2017.